UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 27, 2006

GCI, INC.
(Exact name of registrant as specified in its charter)

State of Alaska	0-5890	91-1820757
(State or other Jurisdiction of	Commission File Number	(I.R.S Employer
Incorporation or organization)		Identification No.)

2550 Denali Street
Suite 1000
Anchorage, Alaska	99503
(Address of Principal Executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (907) 868-5600

NONE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.01	Notice of Delisting or Failure to Satisfy Continued Listing Rule or Standard; Transfer of Listing

GCI, Inc.’s parent company, General Communication, Inc. (“GCI”) issued a press release announcing that GCI received a Staff Determination Letter from Nasdaq on November 20, 2006 stating that GCI’s common stock is subject to delisting from The Nasdaq Stock Market. The letter was issued in response to an explanatory note in GCI’s quarterly report on Form 10-Q for the period ended September 30, 2006 stating that GCI’s independent registered public accounting firm had not completed its review of the unaudited interim financial statements contained in that report prior to filing, as is required by Rule 10-01(d) of Regulation S-X. The letter indicated that the failure to comply with Rule 10-01(d) constituted non-compliance with Nasdaq Marketplace Rule 4310(c)(14), which requires GCI to file all of its reports required to be filed with the SEC within the required time periods. GCI intends to appeal the determination and request a hearing before a Nasdaq Listing Qualifications Panel, which will automatically stay delisting of the company’s common stock pending the Panel’s review and determination.

A copy of GCI’s press release announcing the Staff Determination Letter and GCI’s intention to appeal the determination is attached to this Form 8-K as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(a) Financial statements of businesses acquired: Not Applicable

(b) Pro forma financial information: Not Applicable

(c) Exhibit:

99.1 Press release issued by General Communication, Inc. on November 27, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GCI, INC.
(Registrant)

Date: November 27, 2006

	By	/s/ John M. Lowber
Name: John M. Lowber
Title: Secretary, Treasurer and
Director
(Principal Financial and
Accounting Officer)

Exhibit Index

Exhibit No.	Description
99.1	Press release issued by General Communication, Inc. on November 27, 2006